EXHIBIT 99.1

U.S. SHIPPING PARTNERS L.P. DECLARES THIRD QUARTER DISTRIBUTION

Edison, NJ, November 2, 2005 – U.S. Shipping Partners L.P. (NYSE: USS) announced that the Board of Directors of its general partner declared a distribution of $0.45 per unit in respect of the third quarter, or $1.80 per unit annualized. The distribution will be payable on November 15, 2005 to unitholders of record on November 9, 2005. The Partnership will issue its earnings release and hold a conference call early next week.